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                                                                    Exhibit 21.1

                           Subsidiaries of BUCA, Inc.


BUCA Restaurants, Inc., a Minnesota corporation
BUCA Restaurants 2, Inc., a Minnesota corporation
BUCA Investments, Inc., a Minnesota corporation
BUCA Texas Restaurants, L.P., Texas Limited Partnership
BUCA (Eden Prairie), Inc., a Minnesota corporation
BUCA (Gannon Road), Inc., a Minnesota corporation
BUCA (DT Milwaukee), Inc., a Minnesota corporation
BUCA (Lakeview Chicago), Inc., a Minnesota corporation
BUCA (Wheeling), Inc., a Minnesota corporation
BUCA (Indianapolis), Inc., a Minnesota corporation
BUCA (Encino), Inc., a Minnesota corporation
BUCA (Pasadena), Inc., a Minnesota corporation
BEPPO (DT San Francisco), Inc., a Minnesota corporation
UNA FAMIGLIA (Palo Alto), Inc., a Minnesota corporation
BUCA (Campbell), Inc., a Minnesota corporation
UNA FAMIGLIA (DT Seattle), Inc., a Minnesota corporation
BUCA (Lynnwood), Inc., a Minnesota corporation
BUCA (Kansas), Inc., a Kansas corporation
BUCA (Nevada), Inc., a Nevada corporation
BUCA (Kentucky), Inc.,  a Kentucky corporation
BUCA Texas Beverage, Inc., a Texas corporation